Exhibit 10.2

FORM OF LIMITED GUARANTY
THIS LIMITED GUARANTY (this “Limited Guaranty”) is made and entered into as of [DATE] by A. H. Belo Corporation, a Delaware corporation (the “Guarantor”) for the benefit of Freedom Communications Holdings, Inc., a Delaware corporation (the “Buyer”).
RECITALS
A.    Press-Enterprise Company, a Delaware corporation (the “Seller”), and the Buyer have entered into that certain Asset Purchase Agreement, dated as of the date hereof (as amended from time to time, the “Asset Purchase Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Asset Purchase Agreement.
B.    It is a condition precedent to the entering into of the Asset Purchase Agreement that the Guarantor execute a guaranty of certain of the Seller’s obligations under the Asset Purchase Agreement.
NOW, THEREFORE, in consideration of the above Recitals, which are incorporated into the agreement below by reference as if fully set forth therein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor agrees with the Buyer as follows:
AGREEMENT
ARTICLE I
REPRESENTATIONS AND WARRANTIES
The Guarantor makes the following representations and warranties to and in favor of the Buyer:
Section 1.1. Existence and Rights. The Guarantor is a corporation duly organized and validly existing under the laws of Delaware. The Guarantor has the requisite power, authority, rights and franchises to own its property and to carry on its business as now carried on, and is duly qualified and in good standing in each jurisdiction in which the property it owns or the business it conducts makes such qualification necessary, and the Guarantor has the power and authority to execute, deliver and perform this Limited Guaranty.
Section 1.2. Limited Guaranty Authorized and Binding. The execution, delivery and performance of this Limited Guaranty by the Guarantor has been duly authorized by all requisite corporate action and this Limited Guaranty is a valid and legally binding obligation of the Guarantor enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and general principles of equity.
Section 1.3. No Conflict. The execution and delivery of this Limited Guaranty by the Guarantor (a) are not, and the performance of this Limited Guaranty by the Guarantor will not be, in contravention of or in conflict with, any agreement, indenture or undertaking to which the Guarantor is a party or by which it or any of its property is or may be bound or affected, (b) do not, and will not, require the consent or approval of, or any notice to or filing with, any Governmental Authority, other than disclosures required to be made under applicable securities law or regulation (including the regulations of any securities exchange), (c) are not, and will not be, in contravention of or in conflict with, any applicable Law binding on the Guarantor or any term or provision of the Guarantor’s certificate of incorporation, bylaws or other organizational documents and (d) do not, and will not, cause any security interest, lien or other encumbrance to be created or imposed upon any of the Guarantor’s assets or property.
Section 1.4. Review of Documents. The Guarantor hereby acknowledges that it has copies of and is fully familiar with the Asset Purchase Agreement.
Section 1.5. Financial Capacity. The Guarantor has the financial capacity to pay and perform all of its obligations under this Limited Guaranty.
ARTICLE II
LIMITED GUARANTY
Section 2.1. Limited Guaranty.
(a)    In order to induce the Buyer to enter into the Asset Purchase Agreement, the Guarantor (as primary obligor and not as surety only) hereby (i) unconditionally and irrevocably guaranties to the Buyer the prompt payment (on demand and in lawful money of the United States) of the Guarantied Obligations (as defined below), (ii) agrees to pay within 10 Business Days after receipt of written demand, and to save the Buyer harmless against any liability for the reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable and documented fees, costs of settlement and disbursements of outside counsel) that are actually paid or incurred by the Buyer in connection with the enforcement of any of the obligations of the Guarantor under this Limited Guaranty. The term “Guarantied Obligations” means all obligations of the Seller pursuant to Article VIII of the Asset Purchase Agreement, subject to the terms, conditions and limitations set forth therein.
(b)    In no event shall the Guarantor be obligated to make payments to the Buyer with respect to this Limited Guaranty, the Asset Purchase Agreement or the transactions contemplated thereby that exceed the sum of (i) the Purchase Price in the aggregate, and (ii) the amounts set forth in paragraph (a)(ii) above, it being understood that this Limited Guaranty may not be enforced against the Guarantor with respect to any amounts in excess of such aggregate amount. The Buyer hereby agrees that in no event shall the Guarantor be required to pay any amounts to the Buyer under, with respect to, or in connection with this Limited Guaranty or the Asset Purchase Agreement other than as expressly set forth herein.
Section 2.2. Continuing Guaranty. This Limited Guaranty is an irrevocable and continuing guaranty of payment and shall be enforceable by the Buyer and its successors, transferees and assigns, subject to the terms set forth herein.
Section 2.3. Nature of Guaranty. A separate action or separate actions under this Limited Guaranty may be brought and prosecuted against the Guarantor whether or not any action is brought or prosecuted against the Seller or any other person or whether the Seller or any other person is joined in any such action or actions. Any circumstance which operates to toll any statute of limitations applicable to the Seller or the Buyer shall also operate to toll the statute of limitations applicable to the Guarantor. This Limited Guaranty is an unconditional guaranty of payment and not of collection.
Section 2.4. Waivers.
(a)    The Guarantor hereby waives the right to require the Buyer to proceed against the Seller or any other person liable on the Guarantied Obligations or to pursue any other remedy in the Buyer’s power whatsoever, and the Guarantor waives the right to have the proceeds of property of the Seller or any other person liable on the Guarantied Obligations first applied to the discharge of the Guarantied Obligations. The Guarantor hereby waives, to the fullest extent permitted by law, all rights and benefits under any applicable law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal. When making any demand on the Guarantor hereunder against the Guarantied Obligations, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller, and any failure by the Buyer to make any such demand or to collect any payments from the Seller shall not relieve the Guarantor of its obligations or liabilities hereunder. Subject to Article VIII of the Asset Purchase Agreement, the Buyer may, at its election, exercise any right or remedy it may have against the Seller or any other person without affecting or impairing in any way the liability of the Guarantor hereunder, except to the extent the Guarantied Obligations have been paid, and the Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other right or remedy of the Guarantor against the Seller, whether resulting from such election by the Buyer or otherwise.
(b)    The Guarantor hereby waives any defense based upon or arising by reason of: (i) any lack of authority of any officer, director or any other person acting or purporting to act on behalf of the Seller, or any defect in the formation of the Seller; (ii) any act or omission by the Seller which directly or indirectly results in or aids the discharge of the Seller of any Guarantied Obligations by operation of law or otherwise; (iii) any modification of the Guarantied Obligations, in any form whatsoever, including, without limitation, the renewal, extension, acceleration or other change in time for payment or performance of the Guarantied Obligations, any waiver or modification of conditions precedent or any other change in the terms of the Guarantied Obligations or any part thereof; (iv) the value, genuineness, irregularity, illegality, invalidity or enforceability of the Guarantied Obligations, Asset Purchase Agreement or any other agreement or instrument referred to herein or therein; (v) any change in ownership of the Seller or the Guarantor or the dissolution, liquidation or other change in the corporate existence of the Seller or the Guarantor;

(vi) any other circumstances that might otherwise constitute a legal or equitable discharge of a surety or guarantor; (vii) the existence of any claim, set-off or other right that the Guarantor may have at any time against the Buyer, the Seller, any of their Affiliates or the Business, whether in connection with any Guarantied Obligation or otherwise; (viii) the adequacy of any other means the Buyer may have of obtaining repayment of any of the Guarantied Obligations; or (ix) the addition, substitution or release of any person now or hereafter liable with respect to the Guarantied Obligations or otherwise interested in the transactions contemplated by the Asset Purchase Agreement.
(c)    The Guarantor hereby waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Limited Guaranty and of the existence, creation or incurring of new or additional obligations. The Guarantor assumes the responsibility for being and keeping itself informed of the financial condition of the Seller and of all other circumstances bearing upon the risk of nonpayment or nonperformance by the Seller of the Guarantied Obligations which diligent inquiry would reveal, represents that it has adequate means of obtaining such financial information from the Seller on a continuing basis, and agrees that the Buyer shall have no duty to advise the Guarantor of information known to it regarding such condition or any such circumstances. The Guarantor hereby waives notice of any action taken or omitted by the Buyer in reliance hereon, any requirement that the Buyer be diligent and prompt in making demands hereunder, notice of any waiver or amendment of any terms and conditions of the Asset Purchase Agreement, notice of any default by the Seller or the assertion of any right of the Buyer hereunder, and any right to plead or assert any election of remedies in any action to enforce this Limited Guaranty with respect to its obligations hereunder.
Section 2.5. Bankruptcy Not Discharge. This Limited Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any or all of the Guarantied Obligations is rescinded or must otherwise be restored or returned by the Buyer upon the insolvency, bankruptcy or reorganization of the Seller. Notwithstanding any modification, discharge or extension of the Guarantied Obligations or any amendment, waiver, modification, stay or cure of the Buyer’s rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Seller, whether permanent or temporary, and whether or not assented to by the Buyer, the Guarantor hereby agrees that it shall be obligated hereunder to pay and perform the Guarantied Obligations and discharge its other obligations in accordance with the terms of the Guarantied Obligations as set forth in this Limited Guaranty in effect on the date hereof. The Guarantor understands and acknowledges that by virtue of this Limited Guaranty, it has specifically assumed any and all risks of a bankruptcy or reorganization case or proceeding with respect to the Seller.
Section 2.6. Guarantor’s Understandings With Respect To Waivers. The Guarantor warrants and agrees that each of the waivers set forth above is made with the Guarantor’s full knowledge of its significance and consequences and made after the opportunity to consult with counsel of its own choosing, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of said waivers are determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by law.

Section 2.7. Covenants of the Buyer.
(a)    The Buyer hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause the Buyer Indemnified Parties and their respective Affiliates not to institute, directly or indirectly, any proceeding or bring any other claim arising under, or in connection with, the Asset Purchase Agreement or the transactions contemplated thereby against the Guarantor or any Non-Recourse Party, except for (i) claims against the Guarantor under this Limited Guaranty (subject to the limitations described herein), and (ii) any claim by the Buyer against the Seller to the extent permitted under the Asset Purchase Agreement.
(b)    Notwithstanding anything to the contrary contained in this Limited Guaranty, the Buyer hereby agrees that to the extent the Seller is relieved of its payment obligations under the Asset Purchase Agreement (other than due to a rejection of the Asset Purchase Agreement in the context of a bankruptcy or insolvency of the Seller), the Guarantor shall be similarly relieved of its obligations under this Limited Guaranty.
(c)    Notwithstanding anything that may be expressed or implied in this Limited Guaranty or any document or instrument delivered in connection herewith, by its acceptance of the benefits of this Limited Guaranty, the Buyer covenants, agrees and acknowledges that no Person other than the Guarantor has any obligations hereunder. The Buyer further covenants, agrees and acknowledges that the Buyer has no right of recovery under this Limited Guaranty, or any claim based on the obligations hereunder against, and no personal liability shall attach to, the former, current or future equity holders, controlling persons, directors, officers, employees, agents, members, managers, general or limited partners, stockholders, Affiliates (other than the Guarantor) or agents of the Seller or the Guarantor (collectively, but not including the Seller or the Guarantor, each a “Non-Recourse Party”) under this Limited Guaranty.
(d)    The Buyer covenants, agrees and acknowledges that the only rights of recovery that the Buyer has with respect to the Asset Purchase Agreement or the transaction contemplated thereby are (i) its rights to recover from the Seller under the Asset Purchase Agreement (subject to the limitations described therein), and from the Guarantor (but not any Non-Recourse Party) under this Limited Guaranty (subject to the limitations described herein) and (ii) the Buyer’s right to seek specific performance of the obligations of the Seller pursuant to the terms of Section 10.13 of the Asset Purchase Agreement (subject to the limitations set forth in the Asset Purchase Agreement); provided, however, that in the event the Guarantor (1) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (2) transfers or conveys all or substantially all of its properties and other assets to any Person, then, and in each such case, the Buyer may seek recourse, whether by enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable Law, against such continuing or surviving entity, but only to the extent of the liability of the Guarantor hereunder.
(e)    Notwithstanding any other provision of this Limited Guaranty, the Buyer hereby agrees that the Guarantor may assert, as a defense to, or release or discharge of, any payment or performance by the Guarantor under this Limited Guaranty, any claim, set off, deduction, defense or release that the Seller could assert against the Buyer under the terms of, or with respect to, the

Asset Purchase Agreement, except for defenses arising out of bankruptcy, insolvency, dissolution or liquidation of the Seller.
(f)    The Buyer acknowledges and agrees that, following the Closing, the Seller is expected to distribute substantially all of its assets (including the Purchase Price) to the Guarantor or its Affiliates, such that the Seller may have no material assets other than certain contract rights, and that no additional funds are expected to be contributed to the Seller. Recourse against the Guarantor under and pursuant to the terms of this Limited Guaranty shall be the sole and exclusive remedy of the Buyer, the Buyer Indemnified Parties and their respective Affiliates against the Guarantor and the Non-Recourse Parties with respect to any liabilities or obligations arising under, or in connection with, the Asset Purchase Agreement or the transactions contemplated thereby. Nothing set forth in this Limited Guaranty shall confer or give or shall be construed to confer or give to any Person any rights or remedies against any Person including the Guarantor, except to the Buyer as expressly set forth herein.
ARTICLE III
MISCELLANEOUS
Section 3.1. Survival of Warranties. All representations, warranties, covenants and agreements of the Guarantor contained herein shall survive the execution and delivery of this Limited Guaranty and shall be deemed made continuously, and shall continue in full force and effect, until the termination of this Limited Guaranty.
Section 3.2. No Waiver. No waiver, forbearance, failure or delay by the Buyer in exercising, or in beginning to exercise, any right, power or remedy, nor any simultaneous or later exercise thereof, shall constitute a waiver of the Buyer’s rights hereunder, and every right, power or remedy of the Buyer shall continue in full force and effect until such right, power or remedy is specifically waived in writing. No single or partial exercise of any right, power or remedy by the Buyer shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies that may be available to the Buyer at law, in equity, or otherwise.
Section 3.3. Notices. All notices and other communications under this Limited Guaranty shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission), (c) when received by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested, or (d) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Guarantor or the Seller:
A. H. Belo Corporation
508 Young Street
Dallas, Texas 75202-4804
Attention:    Chief Financial Officer
Facsimile:    (214) 977-8201
with a copy (which shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
2029 Century Park East
Los Angeles, California 90067-3026
Attention:    Mark Lahive
Facsimile:    (310) 552-7038
If to the Buyer:
Freedom Communications Holdings, Inc.
625 North Grand Avenue
Santa Ana, California 92701
Attention:    Aaron Kushner
Facsimile:    (208) 485-4839
with a copy (which shall not constitute notice) to:
Latham & Watkins LLP
200 Clarendon Street
Boston, Massachusetts 02116
Attention:    Johan V. Brigham
Facsimile:    (617) 948-6001
Section 3.4. Severability. Any provision of this Limited Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 3.5. Governing Law. All matters relating to the interpretation, construction, validity and enforcement of this Limited Guaranty, including all claims (whether in contract or tort) that may be based upon, arise out of or relate to this Limited Guaranty or the negotiation, execution or performance of this Limited Guaranty or the transactions contemplated hereby (including any claim or cause of action based upon, arising out of, or related to any representation or warranty made in or in connection with this Limited Guaranty or as an inducement to enter into this Limited

Guaranty), shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of laws of any jurisdiction other than the State of California.
Section 3.6. Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury.
(a)    Jurisdiction and Venue. The parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the City of Los Angeles, California (or, if such court lacks subject matter jurisdiction, in any appropriate California State of federal court) over any dispute arising out of or relating to this Limited Guaranty or the transactions contemplated hereby, and irrevocably agree that all claims with respect to such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Service of Process. Each of the parties hereto hereby consents to process being served by any party to this Limited Guaranty in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 3.3.
(c)    Waiver of Jury Trial. Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions. Each of the parties hereto hereby (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it has been induced to enter into this Limited Guaranty and the transactions contemplated hereby, by, among other things, the mutual waivers and certifications in this Section 3.6(c).
Section 3.7. Binding Effect; Assignment. This Limited Guaranty shall be binding upon and inure to the benefit of the Buyer, the Guarantor and their respective successors and assigns, provided that neither the Buyer nor the Guarantor shall have the right to assign its rights and obligations hereunder without the prior written consent of the other party (and any attempted assignment in contravention of the terms hereof shall be void).
Section 3.8. Relationship of the Parties. This Limited Guaranty is not intended to, and does not create any agency, partnership, fiduciary or joint venture relationship between any of the parties hereto, and the obligations of the Guarantor under this Limited Guaranty are solely contractual in nature.

Section 3.9. Headings. Article and Section headings in this Limited Guaranty are included herein for the convenience of reference only and shall not constitute a part of this Limited Guaranty for any other purpose.
Section 3.10. Entire Agreement. This Limited Guaranty constitutes the entire agreement and understanding between the parties pertaining to the subject matter hereof and supersedes all prior or contemporaneous drafts, agreements, representations and understandings of the parties. Each party acknowledges that it has expressly bargained for a prohibition of any implied or oral amendments or modifications of any kind, nature or character. Each party agrees and acknowledges that this Limited Guaranty is fully integrated and not in need of parol evidence in order to reflect the intentions of the parties, and that the parties intend the literal words of this agreement to govern the transactions described herein, and for all prior negotiations, drafts and other extraneous communications to have no significance or evidentiary effect whatsoever.
Section 3.11. Counterparts. This Limited Guaranty may be executed in two or more counterparts, including electronically transmitted counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

Signature page follows.

IN WITNESS WHEREOF, this Limited Guaranty has been entered into by the undersigned as of the date first above written.
GUARANTOR:
A.H. BELO CORPORATION

By:
Name:
Title:

Signature Page to A.H. Belo – Freedom Limited Guaranty

ACCEPTED BY:
FREEDOM COMMUNICATIONS HOLDINGS, INC.

By:
Name:
Title:

Signature Page to A.H. Belo – Freedom Limited Guaranty